OPINION OF SUSAN A. THOMSON

                           May 1, 1997

The Directors and Stockholders
Metropolitan Mortgage & Securities Co., Inc.
West 929 Sprague Avenue
Spokane, WA  99204

Gentlemen:

   I have acted as counsel to you in connection with the proceedings for the authorization and issuance of $100,000,000 principal amount of Investment and Installment Debentures of the Company and the preparation of a Registration Statement (Form S-2) under the Securities Act of 1933, as amended, which you have filed with the Securities and Exchange Commission with respect to
the Debentures.    (SEC Registration No.  333-19755).

   I have examined the Registration Statement referred to above and such documents and records of the Company and other documents as I have deemed necessary for the purpose of this opinion.

   Based upon the foregoing, I am of the opinion that upon the happening of the following events,

       (a) due action by the Board of Directors of the Company authorizing the issuance and sale of the Debentures pursuant to the Indenture dated as of July 6, 1979, as amended October 3, 1980 and December 13, 1984, between the Company and First Trust National Association, successor Trustee;

       (b)    the   Registration  Statement  referred  to   above
       becoming effective;

       (c) compliance with the terms and conditions of the Indenture with respect to the creation, authentication and delivery of the Debentures, the due execution by the Company and authentication and delivery by the Trustee of the Debentures, and the sale thereof by the Company as contemplated in the Registration Statement and in accordance with
       the    above-mentioned    corporate    and    governmental
       authorizations,

   The Debentures will constitute in the hands of the holders thereof valid, binding and legal outstanding obligations of the Company, in accordance with their terms, subject to applicable bankruptcy and insolvency laws.

  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Prospectus under the caption "Legal Opinion."

                                         Sincerely,

                                        /S/ Susan Thomson

                                       Susan A. Thomson
                                           Assistant    Corporate
Counsel